Exhibit 99.1
LETTER OF TRANSMITTAL
To Tender Shares of Common Stock
of
National Medical Health Card Systems, Inc.
Pursuant to the Prospectus
dated March 31, 2008
of
SXC Health Solutions Corp.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 10:00 A.M.,
NEW YORK CITY TIME, ON APRIL 29, 2008, UNLESS THE OFFER IS EXTENDED.

The Exchange Agent and Depositary for the Offer is:

Mellon Investor Services LLC
Attn: Corporate Actions Department
480 Washington Blvd
Mail Drop-Reorg
Jersey City, NJ 07310

By Mail:	By Overnight Mail:
Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Corporate Actions Department	Attn: Corporate Actions Department
Post Office Box 3301	480 Washington Blvd
South Hackensack, NJ 07606	Mail Drop-Reorg Jersey City, NJ 07310

By Facsimile:
(For Eligible Institutions Only)
(412) 209-6443

Confirm Facsimile Transmission:
(201) 680-4860

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

DESCRIPTION OF SHARES TENDERED
Names(s) & Address(es) of Registered Holders(s)
(Please fill in, if blank, exactly as name(s) appear(s) on	Shares Tendered
Share Certificate(s))	(Attach additional list if necessary)
Total Number
		of Shares	Number of
	Certificate	Represented by	Shares
	Number(s)*	Certificate(s)*	Tendered**

Total Shares

* Need not be completed by stockholders tendering by book-entry transfer.
** Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the Exchange Agent and Depositary are being tendered. See Instruction 4.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES OF THE OFFER MAY BE MADE TO OR OBTAINED FROM THE INFORMATION AGENT AT ITS PHYSICAL OR EMAIL ADDRESS OR TELEPHONE NUMBER SET FORTH ON THE LAST PAGE OF THIS LETTER OF TRANSMITTAL.

You must sign this Letter of Transmittal in the appropriate space provided below, with signature guarantee if required, and complete the substitute W-9 set forth below, if required.

The Offer (as defined below) is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares (as defined below) in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the applicable laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offeror (as defined below) by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

This Letter of Transmittal is to be used if certificates are to be forwarded herewith or, unless an agent’s message (as defined in the Prospectus) is utilized, if delivery of Shares is to be made by book-entry transfer to the Exchange Agent and Depositary’s account at the Depository Trust Company (the “Book-Entry Transfer Facility”) pursuant to the procedures set forth in “The Offer — Procedure for Tendering” of the Prospectus. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent and Depositary.

NOTE: SIGNATURES MUST BE PROVIDED BELOW
PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER TO THE EXCHANGE AGENT AND DEPOSITARY’S ACCOUNT AT THE BOOK-ENTRY TRANSFER FACILITY AND COMPLETE THE FOLLOWING:

Name of Tendering Institution

Account Number

Transaction Code Number

Ladies and Gentlemen:

The undersigned hereby tenders to Comet Merger Corporation, a Delaware corporation (the “Offeror”) and an indirect wholly owned subsidiary of SXC Health Solutions Corp., a corporation organized under the laws of Yukon Territory, Canada (“SXC”), the above-described shares of common stock, par value $0.001 per share (the “Shares”), of National Medical Health Card Systems, Inc., a Delaware corporation (the “Company”), pursuant to the Offeror’s offer to exchange all outstanding Shares validly tendered and not withdrawn prior to the expiration of the Offer for (i) 0.217 of a common share of SXC, no par value (the “Stock Consideration”), and (ii) $7.70 in cash (the “Cash Consideration” and together with the Stock Consideration, the “Offer Consideration”), without interest, upon the terms and subject to the conditions set forth in the Agreement and Plan of Merger, dated as of February 25, 2008, among SXC, SXC Health Solutions, Inc., a Texas corporation, Offeror and the Company (together with any amendments or supplements thereto the “Merger Agreement”), the Prospectus dated March 31, 2008, and in this Letter of Transmittal (which, together with any amendments or supplements thereto or hereto, collectively constitute the “Offer”). The Offer expires at 10:00 a.m., New York City time, on April 29, 2008, unless extended by the Offeror as described in the Prospectus (the “Expiration Date”). The Offeror reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Offeror of its obligations under the Offer or prejudice your rights to receive payment for Shares validly tendered and accepted for payment and exchange.

Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment and exchange of the Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Offeror the Shares that are being tendered hereby and all right, title and interest in and to all the Shares that are being tendered hereby and appoints the Exchange Agent and Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for such Shares, or transfer ownership of such Shares on the account books maintained by the Book-Entry Transfer Facility, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Offeror, (ii) present such Shares for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms of the Offer.

The undersigned hereby irrevocably appoints Gordon S. Glenn and Jeffrey Park in their respective capacities as officers of the Offeror, the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall in his sole and absolute discretion deem proper, with respect to all of the Shares tendered hereby which have been accepted for payment and exchange by the Offeror prior to the time of any vote or other action, at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned meeting), by written consent or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment and exchange of such Shares by the Offeror in accordance with the terms of the Offer. Such acceptance for payment and exchange shall revoke any other proxy or written consent granted by the undersigned at any time with respect to such Shares, and no subsequent proxies will be given or written consents will be executed by the undersigned (and if given or executed, will not be deemed to be effective).

The undersigned hereby represents and warrants that the undersigned owns the shares of stock being tendered within the meaning of Rule 14e-4 under the Exchange Act, the tender of such shares complies with Rule 14e-4 under the Exchange Act and has full power and authority to tender, sell, assign and transfer the Shares tendered herein and that when the same are accepted for payment and exchange by the Offeror, the Offeror will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Exchange Agent and Depositary or the Offeror to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

The undersigned understands that tenders of Shares pursuant to any one of the procedures described in “The Offer — Procedure for Tendering” of the Prospectus and in the instructions hereto will constitute a binding agreement between the undersigned and the Offeror upon the terms and subject to the conditions of the Offer. Without limiting the foregoing, if the price to be paid in the Offer is amended, the price to be paid to the undersigned will be the amended price notwithstanding the fact that a different price is stated in this Letter of Transmittal.

Unless otherwise indicated under “Special Payment Instructions,” please issue the SXC common shares and check for the Cash Consideration for any Shares exchanged, and return any Shares not tendered or not exchanged, in the name(s) of the undersigned (and, in the case of Shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility). Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the stock certificate representing SXC common shares and the check for the Cash Consideration for any Shares exchanged and any certificates for Shares not tendered or not exchanged (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the stock certificate representing SXC common shares and the check for the Cash Consideration for any Shares exchanged and return any Shares not tendered or not exchanged in the name(s) of, and mail said check and any certificates to, the person(s) so indicated. The undersigned recognizes that the Offeror has no obligation, pursuant to the “Special Payment Instructions,” to transfer any Shares from the name of the registered holder(s) thereof if the Offeror does not accept for payment and exchange any of the Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 1, 6, 7 and 8)

To be completed ONLY if the stock certificate representing SXC common shares and the check for the Cash Consideration for Shares exchanged (less any applicable withholding tax) or certificates for Shares not tendered or not exchanged are to be issued in the name of someone other than the undersigned or if Shares tendered by book-entry transfer which are not exchanged are to be returned by credit to an account maintained at a Book-Entry Transfer Facility other than that designated above.

Issue ☐  Check ☐  Certificate(s) to:

Name:
(Please Print)

Address:

(Zip Code)

Taxpayer Identification Number

☐	Credit Shares tendered by book-entry transfer to the account number at the Book-Entry Transfer Facility set forth below:

SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 6, 7 and 8)

To be completed ONLY if the stock certificate representing SXC common shares and the check for the Cash Consideration for Shares exchanged (less any applicable withholding tax) or certificates for Shares not tendered or not exchanged are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

Mail ☐  Check ☐  Certificate(s) to:

Name:
(Please Print)

Address:

(Zip Code)

SIGN HERE
(Please complete Substitute Form W-9 below)

Signature(s) of Shareholder(s)

Dated  , 2008

Name(s)

(Please Print)

Capacity (full title)

Address

(Zip Code)

Area Code and Telephone Number

(Must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

Guarantee of Signature(s)

(If required; see Instructions 1 and 5)
(For use by Eligible Institutions only.
Place medallion guarantee in space below)

Name of Firm

Address

(Zip Code)

Authorized Signature

Name
(Please Print)

Area Code and Telephone Number

Dated  , 2008

PAYOR’S NAME:
SUBSTITUTE	Part I Taxpayer Identification No. — For All Accounts	Part II For Payees Exempt From Backup Withholding, see enclosed Guidelines.

FORM W-9 Department of the Treasury Internal Revenue Service Payor’s Request for Taxpayer Identification No.
Enter your taxpayer identification number in the appropriate box. For most individuals and sole proprietors, this is your social security number. For other entities, it is your employer identification number. If awaiting a TIN, write “Applied For” in the space at the right and complete the Certificate of Awaiting Taxpayer Identification Number below. If you do not have a number, see “How to Obtain a TIN” in the enclosed Guidelines.

Note: If the account is in more than one name, see the chart in the enclosed Guidelines to determine what number to enter.
Social Security Number OR Employee Identification Number

Check appropriate box:
☐ Individual/Sole Proprietor ☐ Corporation ☐ Partnership ☐ Other (specify)
☐ Exempt from Backup Withholding

Part III Certification — Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number or I am waiting for a number to be issued to me;
(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item (2) does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

SIGNATURE DATE , 2008

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU WROTE
“APPLIED FOR” IN PART I OF THIS SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), 28% of all payments made to me pursuant to the Offer shall be retained until I provide a Tax Identification Number to the Payor and that, if I do not provide my Taxpayer Identification Number within sixty (60) days, such retained amounts shall be remitted to the IRS as backup withholding.

Signature	Date , 2008

NOTE:  FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

INSTRUCTIONS

Forming Part of the Terms and Conditions of the Offer

1. Guarantee of Signatures.  Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed (i) if this Letter of Transmittal is signed by the registered holder(s) of the Shares (which term, for purposes of this document, shall include any participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of Shares) tendered herewith and such holder(s) have not completed the box entitled “Special Payment Instructions” on this Letter of Transmittal or (ii) if such Shares are tendered for the account of an Eligible Institution. See Instruction 5.

2. Delivery of Letter of Transmittal and Shares.  This Letter of Transmittal is to be used either if certificates are to be forwarded herewith or, unless an agent’s message is utilized, if delivery of Shares is to be made by book-entry transfer pursuant to the procedures set forth in “The Offer — Procedure for Tendering” in the Prospectus. Certificates for all physically delivered Shares, or a confirmation of a book-entry transfer into the Exchange Agent and Depositary’s account at the Book-Entry Transfer Facility of all Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal, with any required signature guarantees (or a manually signed facsimile thereof) or, in the case of a book-entry transfer, an agent’s message, and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent and Depositary at one of its addresses set forth on the front page of this Letter of Transmittal on or prior to the Expiration Date.

The method of delivery of Shares, this Letter of Transmittal and all other required documents, including through the Book-Entry Transfer Facility, is at the election and sole risk of the tendering shareholder and delivery will be deemed made only when actually received by the Exchange Agent and Depositary. If certificates for Shares are sent by mail, we recommend registered mail with return receipt requested, properly insured, in time to be received on or prior to the Expiration Date. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted, and no fractional Shares will be purchased. By executing this Letter of Transmittal (or a manually signed facsimile thereof), the tendering stockholder waives any right to receive any notice of the acceptance for payment and exchange of the Shares.

3. Inadequate Space.  If the space provided herein is inadequate, the certificate numbers and/or the number of Shares should be listed on a separate signed schedule attached hereto.

4. Partial Tenders (not applicable to shareholders who tender by book-entry transfer).  If fewer than all the Shares represented by any certificate delivered to the Exchange Agent and Depositary are to be tendered, fill in the number of Shares which are to be tendered in the box entitled “Number of Shares Tendered”. In such case, if Shares are exchanged, a new certificate for the remainder of the Shares represented by the old certificate will be issued and sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable following the expiration of the Offer. All Shares represented by certificates delivered to the Exchange Agent and Depositary will be deemed to have been tendered unless otherwise indicated.

5. Signatures on Letter of Transmittal; Stock Powers and Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration or any change whatsoever.

If any of the Shares tendered hereby is held of record by two or more persons, all such persons must sign this Letter of Transmittal.

If any of the Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, no endorsements of certificates or separate stock powers are required unless payment of the Offer Consideration is to be made, or Shares not tendered or not accepted for payment are to be returned, in the name of any person other than the registered holder(s). Signatures on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Offeror of the authority of such person so to act must be submitted.

6. Stock Transfer Taxes.  Except as otherwise provided in this Instruction 6, the Offeror will pay any stock transfer taxes with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the Offer Consideration is to be made to, or Shares not tendered or not accepted for payment and exchange are to be returned in the name of, any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Shares to the Offeror pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the Offer Consideration unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

7. Special Payment and Delivery Instructions.  If the check for the Cash Consideration or certificate for the Stock Consideration for any Shares exchanged is to be issued, or any Shares not tendered or not exchanged are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check for the Cash Consideration or certificate for the Stock Consideration or any certificates for Shares not tendered or not exchanged are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Shareholders tendering Shares by book-entry transfer may request that Shares not exchanged be credited to such account at the Book-Entry Transfer Facility as such shareholder may designate under “Special Payment Instructions.” If no such instructions are given, any such Shares not exchanged will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

8. Substitute Form W-9.  Under the U.S. federal income tax laws, unless certain certification requirements are met, the Exchange Agent and Depositary generally will be required to withhold at the applicable backup withholding rate (currently 28%) from any payments made to certain shareholders pursuant to the Offer. In order to avoid such backup withholding, each tendering shareholder, and, if applicable, each other payee, must provide the Exchange Agent and Depositary with such shareholder’s or payee’s correct taxpayer identification number and certify that such shareholder or payee is not subject to such backup withholding by completing the Substitute Form W-9 set forth above. In general, if a shareholder or payee is an individual, the taxpayer identification number is the social security number of such individual. If the shareholder or payee does not provide the Exchange Agent and Depositary with its correct taxpayer identification number, the shareholder or payee may be subject to a $50 penalty imposed by the Internal Revenue Service. Certain shareholders or payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent and Depositary that a foreign individual qualifies as an exempt recipient, such shareholder or payee must submit to the Exchange Agent and Depositary the appropriate properly completed Internal Revenue Service form (generally Form W-8BEN, which the Exchange Agent and Depositary will provide upon request), signed under penalties of perjury, attesting to that individual’s exempt status. Such form can be obtained from the Exchange Agent and Depositary or the Internal Revenue Service (www.irs.gov/formspubs/index.html). For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Failure to complete the Substitute Form W-9 will not, by itself, cause Shares to be deemed invalidly tendered but may require the Exchange Agent and Depositary to withhold 28% of the amount of any payments made pursuant to the

Offer. Backup withholding is not an additional tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is furnished to the Internal Revenue Service. Failure to complete and return the Substitute Form W-9 may result in backup withholding of 28% of any payments made to you pursuant to the Offer. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details.

9. Mutilated, Lost, Stolen or Destroyed Certificates.  If the certificate(s) representing Shares to be tendered have been mutilated, lost, stolen or destroyed, shareholders should (i) complete this Letter of Transmittal and check the appropriate box above and (ii) contact the Company’s transfer agent, Continental Stock Transfer and Trust Company, immediately by calling 212-509-4000 extention 541. The shareholder will then be instructed as to the steps that must be taken in order to replace the certificate. This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, mutilated, destroyed or stolen certificates have been followed.

10. Questions or Requests for Assistance or Additional Copies.  Questions or requests for assistance or additional copies of the Prospectus or this Letter of Transmittal may be obtained (at Offeror’s expense) from the Information Agent at its physical or email address or telephone numbers set forth below.

11. Waiver of Conditions.  The Offeror reserves the right to waive (in its sole and absolute discretion in whole or in part at any time or from time to time before the Expiration Date) any of the specified conditions of the Offer in the case of any Shares tendered. Whether the conditions of the Offer have been satisfied will be determined by SXC in its reasonable discretion.

IMPORTANT:  This Letter of Transmittal (or a manually signed facsimile thereof) together with any signature guarantees, or, in the case of a book-entry transfer, an Agent’s Message, and any other required documents, must be received by the Exchange Agent and Depositary on or prior to the Expiration Date and either certificates for tendered Shares must be received by the Exchange Agent and Depositary or Shares must be delivered pursuant to the procedures for book-entry transfer, in each case on or prior to the Expiration Date.

The Information Agent for the Offer is:

The Exchange Tower
130 King Street West, Suite 2950, P.O. Box 361
Toronto, Ontario
M5X 1E2
North American Toll Free Phone: 1-866-851-3215
Email: contactus@kingsdaleshareholder.com
Facsimile: 416-867-2271
Toll Free Facsimile: 1-866-545-5580
Outside North America, Banks and Brokers Call Collect: 416-867-2272